www.karman-sd.com NYSE: KRMN “We achieved another quarter of record financial results. As funding for our core defense programs accelerates and space launch activity increases, we believe the commitments we are securing today provide a clear runway for continued momentum through 2027 and beyond.” Jon Rambeau Chief Executive Officer Revenue Net Income $151.2M $44.8M +51% YoY 29.6 % Margin +$11.0M YoY HIGHLIGHTS CONSISTENT GROWTH 2023 2024 2022 YoY revenue growth in all end markets 2025 Record backlog of $1+ Billion Projecting 54% revenue growth in 2026 Projecting 47% adj. EBITDA growth in 2026 $472 $345 $281 $226 SPEED.AGILITY.SCALE. Aligned with the U.S. Government’s Key Priorities in Space and National Security CEO MESSAGE Adj. EBITDA $7.8M RECORD Q1 2026 RESULTS Revenue (in $millions) 28% Compound Annual Growth Rate 2022 - 2025